As filed with the Securities and Exchange Commission on May 16, 2002

                                                   Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             IDX SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Vermont                                            03-0222230
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)


40 IDX Drive, P.O. Box 1070, South Burlington, Vermont        05403
(Address of Principal Executive Offices)                    (Zip Code)

                            2002 STOCK INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            (Full Title of the Plan)
                               Richard E. Tarrant
                             Chief Executive Officer
                             IDX Systems Corporation
                                  40 IDX Drive
                                  P.O. Box 1070
                         South Burlington, Vermont 05403
                     (Name and Address of Agent for Service)
                                 (802) 862-1022
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
           William F. Grieco                         Virginia K. Kapner, Esq.
Senior Vice President and General Counsel                Hale and Dorr LLP
        IDX Systems Corporation                           60 State Street
             40 IDX Drive                        Boston, Massachusetts 02109
             P.O. Box 1070                             (617) 526-6000
     South Burlington, Vermont 05403
            (802) 862-1022

                         CALCULATION OF REGISTRATION FEE
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Title of                      Proposed Maximum   Proposed Maximum   Amount of
Securities       Amount       Offering Price     Aggregate          Registration
to Be            to Be        Per Share          Offering Price     Fee
Registered       Registered
--------------------------------------------------------------------------------
Common Stock,    25,000
$.01 par value   shares       $17.70 (1)         $442,500(1)        $40.71
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 14, 2002.

--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William F. Grieco, General Counsel to the registrant, has opined as to the legality of the securities being offered by this registration statement. Mr. Grieco holds options to acquire, in the aggregate, 33,000 shares of the registrant's common stock.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 8.50 through 8.58 of the Vermont Business Corporation Act contain provisions governing the indemnification of corporate directors and officers. In general, the statute permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the indemnified individual must have had no reasonable cause to believe his conduct was unlawful and must not be found to have engaged in a reckless or intentional unlawful act. With respect to action or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Indemnification is not permitted with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein.

         Indemnification can be made by a corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Vermont Business Corporation Act. That statutory indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Vermont Business Corporation Act, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The registrant's Bylaws, as amended and restated to date, generally allow for the indemnification of officers and directors to the fullest extent permitted by law.

         The registrant has obtained directors' and officers' liability insurance coverage in an amount of $5,000,000 from Lloyds of London. In addition, the Company has two excess policies, one from National Union Fire Insurance Co. providing $5,000,000 of coverage in excess of the primary insurance from Lloyds of London and one from Lloyds of London providing $2,500,000 of coverage in excess of the other two policies.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

                1.  Item 512(a) of Regulation S-K.  The undersigned registrant
                    -----------------------------
hereby undertakes:


                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                     and

                          (iii) To include any material information with respect
                     to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                2.  Item 512(b) of Regulation S-K. The undersigned registrant
                    -----------------------------
hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3.  Item 512(h) of Regulation S-K.  Insofar as indemnification
                    -----------------------------
for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Burlington, Vermont on this 15th day of May 2002.

                                    IDX SYSTEMS CORPORATION




                                    By: /S/ RICHARD E. TARRANT
                                        ----------------------------------------
                                        Richard E. Tarrant
                                        Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of IDX Systems Corporation, hereby severally constitute and appoint Richard E. Tarrant, John A. Kane and William F. Grieco, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable IDX Systems Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                              Date
---------                      -----                              ----

/S/ RICHARD E. TARRANT
----------------------------   Chief Executive Officer and
Richard E. Tarrant             Director (Principal executive      May 15, 2002
                               officer)

/S/ JOHN A. KANE
----------------------------   Senior Vice President, Finance
John A. Kane                   and Administration, Chief          May 15, 2002
                               Financial Officer and Treasurer
                               (Principal financial officer and
                               accounting officer)


/S/ STUART H. ALTMAN
-------------------------
Stuart H. Altman, Ph.D.        Director                           May 15, 2002


/S/ ROBERT H. HOEHL
----------------------------
Robert H. Hoehl                Director                           May 15, 2002


/S/ DAVID P. HUNTER
----------------------------
David P. Hunter                Director                           May 15, 2002


/S/ ALLEN MARTIN
----------------------------
Allen Martin, Esq.             Director                           May 15, 2002


/S/ HENRY M. TUFO
----------------------------
Henry M. Tufo, M.D.            Director                           May 15, 2002


/S/ MARK F. WHEELER
----------------------------
Mark F. Wheeler, M.D.          Director                           May 15, 2002




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


                                  EXHIBIT INDEX





Exhibit
Number           Description
-------          ------------

4.1              Second Amended and Restated Articles of Incorporation of
                 Registrant (1)

4.2              Second Amended and Restated Bylaws of the Registrant (1)

5.1* Opinion of William F. Grieco, Senior Vice President and General Counsel to the Registrant

23.1*            Consent of William F. Grieco (included in Exhibit 5.1)

23.2*            Consent of Ernst & Young LLP

24.1* Power of Attorney (included on the signature page of this Registration Statement)








------------------------
*        Filed herewith.

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-97104), which was originally filed with the Commission on September 19, 1995 and is incorporated herein by reference.

                                                                     Exhibit 5.1
                                                                     -----------
                                                                LEGAL DEPARTMENT
                                                         Telecopier 802 862 6351

                                  May 15, 2002

IDX Systems Corporation
40 IDX Drive
P.O. Box 1070
South Burlington, VT  05403

Ladies and Gentlemen:

         I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 25,000 shares of Common Stock, $.01 par value per share (the "Shares"), of IDX Systems Corporation, a Vermont corporation (the "Company"), issuable under the Company's 2002 Stock Incentive Plan for Non-Employee Directors (the "Plan").

         I have examined the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /S/ WILLIAM F. GRIECO

                                                William F. Grieco
                                                Senior Vice President and
                                                General Counsel

                                                                    Exhibit 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 25,000 shares pertaining to the 2002 Stock Incentive Plan for Non-Employee Directors of IDX Systems Corporation of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Boston, Massachusetts
May 14, 2002